GATEWAY ENERGY CORPORATION
                          500 Dallas Street, Suite 2615
                              Houston, Texas 77002
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2006


To the Stockholders of Gateway Energy Corporation:

     You are cordially invited to attend the Annual Meeting of Stockholders of Gateway Energy Corporation (the "Company") to be held at The DoubleTree Allen Center Hotel, 400 Dallas Street, Houston, Texas 77002 on May 24, 2006 at 10:00 a.m. Central Time. The purpose of the meeting is to transact the following business:

     (1) To elect a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors have been elected or appointed.

     (2) To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only stockholders of record at the close of business on March 29, 2006 will be entitled to vote at the annual meeting and any postponements or adjournments of the meeting. For 10 days prior to the Annual Meeting of Stockholders, a list of stockholders entitled to vote will be available for inspection at our executive offices, at 500 Dallas Street, Suite 2615, Houston, Texas 77002. If you would like to view the stockholder list, please call our Secretary at (713) 336-0844, extension 108.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs, and we hope you can attend in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

     During the meeting the Board of Directors will report to you on the Company's progress during this past year and will discuss plans for the current year. We welcome this opportunity to share our progress with you and look forward to your comments and questions.

                                            By Order of the Board of Directors





                                            /s/  Robert Panico
                                            -----------------------------------
                                                 Robert Panico
                                                 President and
                                                 Chief Executive Officer

     Houston, Texas
     March 31, 2006

                           GATEWAY ENERGY CORPORATION

                          500 Dallas Street, Suite 2615
                              Houston, Texas 77002
                               ------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 24, 2006

                                 ---------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished to the holders of the Common Stock, $0.25 par value per share ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of Gateway Energy Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 24, 2006, or any adjournment thereof. The first mailing of the proxy material to the holders of the Common Stock will be made on approximately April 20, 2006.

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or electronic media by regular employees of the Company. The Company may reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to security owners and obtaining their proxies.

     Stockholders of record at the close of business on March 29, 2006 (the "Record Date") are entitled to vote on matters to come before the meeting. Stockholders of record include individuals holding stock certificates in their names and brokers who hold shares on account for the benefit of their clients, who are the beneficial owners. On the Record Date there were outstanding and entitled to vote 17,130,937 shares of Common Stock. Each share is entitled to one vote on each matter presented.

     Any proxy may be revoked by a stockholder of record at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Stockholders of record who attend the Annual Meeting may revoke any proxy previously granted and vote in person. Beneficial owners who wish to vote in person or revoke an earlier-dated proxy must request a legal proxy from their broker which grants the beneficial owner the authority to vote the shares.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no instruction is specified, the proxies will be voted for the election of the seven directors named elsewhere in the Proxy Statement. Abstentions do not constitute a vote "FOR" or "AGAINST" any matter listed in the accompanying Notice of Annual Meeting, but will be included in determining the number of shares present for purposes of obtaining a quorum. Also broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If such a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The following is a list of the names, addresses, and ages of the seven nominees recommended by the Board of Directors, all of whom are presently serving as Directors. Also included in the chart is the year in which each serving Director became a Director of the Company. Footnoted below is the past five-year business history of each Director nominee and any public company directorships held by such persons. The proxy holders named in the proxy intend to vote "FOR" the election of the seven nominees listed below unless authority to so vote is withheld. In the unexpected event that any of the nominees is unable to serve or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees that are designated by the Board of Directors.

     The Board of Directors recommends a vote "FOR" the election of the seven nominees listed below.

                                                                       Director
      Name                         Address                 Age           Since
-------------------     ----------------------------      -----        --------
Chauncey J.             6025 Metcalf Lane, Suite #1,       73            2005
Gundelfinger, Jr.       Shawnee Mission, KS 66202

John B. Ewing, Jr.      1800 Second Street, Suite 799,     84            1988
                        Sarasota, FL 34236

Steven C. Scheler       3306 Berlin Court N.,              53            2005
                        Abington, MD 21009

John A. Raasch          1960 Las Palmas #138,              73            2004
                        Laughlin, NV 89029

Steven W. Cattron       904 West 125th Terrace,            49            2005
                        Kansas City, MO  64145

Robert Panico           500 Dallas Street, # 2615,         49            2005
                        Houston, TX  77002

J. Darby Sere           909 Fannin Street, # 3208,         58            2005
                        Houston, TX  77002


     Chauncey J. Gundelfinger, Jr. Mr. Gundelfinger currently serves as a member of the Board of Directors of the Company. Mr. Gundelfinger is an insurance broker and owns his own brokerage company.

     John B. Ewing, Jr. Mr. Ewing currently serves as a Director of the Company and acts as Chairman of the Compensation and Stock Option Committee of the Board. He has been an attorney in private practice since 1947.

     Steven C. Scheler. Mr. Scheler currently serves as a member of the Board of Directors of the Company. Mr. Scheler has served as a sales/marketing representative of a freight transportation service.

     John A. Raasch. Mr. Raasch was Senior Vice President of Wachovia Securities until his retirement on December 31, 2003 after 33 years of service. Mr. Raasch served as Interim President and Chief Executive Officer of Gateway Energy Corporation from October 2004 through May 2005. Mr. Raasch currently serves as the Chairman of the Nominating Committee.

     Robert Panico. Mr. Panico was elected as the Company's President and Chief Executive Officer on May 26, 2005 after serving as a Vice-President of the Company since 1997.

     Steven W. Cattron. Mr. Cattron was appointed to the Board of Directors in July 2005, and currently serves as the Chairman of the Board of the Audit Committee. He currently is owner of Cattron Enterprises, Inc., a professional consulting practice focused on improving profitability of small to medium sized companies. Prior to that, he was President and Chief Operating Officer of Missouri Gas Energy, a natural gas distribution company serving Western Missouri as well as Vice President of Sales and Marketing and Regulatory Affairs for Kansas City Power and Light, an electric company serving western Missouri and eastern Kansas.

     J. Darby Sere. Mr. Sere was appointed to the Board of Directors in August 2005. Mr. Sere is currently the Chief Executive Officer and President of GeoMet, Inc., a coalbed methane exploration and development company. Prior to that, he was the President and Chief Executive Officer of Bellwether Exploration Company, a publicly traded natural gas and oil production company. Mr. Sere has also served as President and Chief Executive Officer of Bayou Resources, Inc. as well as Executive Vice President and Chief Operating Officer of Howell Petroleum Corporation.



                            GOVERNANCE OF THE COMPANY

The Board of Directors

     The business of the Company is managed under the direction of the Board of Directors. There were fourteen meetings held in the year ended December 31, 2005. During the twelve-month period, no director attended fewer than 75% of all of the meetings of the Board of Directors and all meetings of Board committees upon which the directors served. All directors, except for Mr. Ewing, attended the Annual Meeting on September 20, 2005 and are expected to attend this year's Annual Meeting.

Compensation of Directors

     The Company does not compensate employee-directors in their capacity as directors of the Company. All Directors were reimbursed for reasonable travel and lodging expenses incurred while attending Board, Committee or Annual meetings. In the year ended December 31, 2005, the compensation policy for non-employee directors (i.e. "Outside Directors") was as follows:

     o A one-time grant of an option to purchase 10,000 shares of Common Stock, at fair market value on date of grant, pursuant to the Outside Directors Stock Option Plan.

     o An annual retainer of $10,000, one-half in Common Stock, valued and payable at the market price on the date of the Annual Meeting of Stockholders, and one-half in cash payable at a rate of $1,250 each quarter.

     o A cash payment of $125 per hour for each Board, Committee or Annual Meeting attended; provided that meetings and specific consultations with the Company's executive management lasting at least eight hours are compensated on a per diem rate of $1,000.

     o As of December 31, 2005, annual directors' fees of $22,687 remained unpaid.

Committees of the Board of Directors

     The Board of Directors has established an Audit Committee, a Compensation and Stock Option Committee, and a Nominating Committee.

Audit Committee

     The primary purpose of the Audit Committee is to protect the interests of the Company's stockholders and directors by assisting the Board of Directors in fulfilling its responsibilities over the financial policies and reporting process, internal controls structure and compliance with legal and regulatory requirements. The Audit Committee recommends to the Board the appointment of the independent auditors, and periodically reviews and evaluates their performance and independence from management. The Audit Committee acts under the authority of the Audit Committee Charter adopted by the Board of Directors on March 22, 2006, a copy of which is attached hereto as Appendix A.

     Messrs. Cattron, Sere, and Scheler comprise the Audit Committee and each is independent from the Company as defined by Nasdaq listing standards. The Audit Committee met four times during the year ended December 31, 2005.

     Mr. Cattron, the Chairman of the Audit Committee, and J. Darby Sere are independent of the management of the Company and are each a financial expert as defined in Item 401 of Regulation S-B. Under the Regulations, a financial expert is a person who possesses all of the following attributes:

     1) an understanding of financial statements and generally accepted accounting principles;

     2) an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

     3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

     4) an understanding of internal controls and procedures for financial reporting; and

     5) an understanding of audit committee functions.

     Designation as an audit committee financial expert does not impose any duties, obligations or liability on an individual that are greater than those imposed on all members of the audit committee, nor does it affect the duties, obligations or liability of any other member of the committee or the Board of Directors.

     Management has primary responsibility for the Company's financial statements. The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C., audits the annual financial statements prepared by management and expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with U.S. generally accepted accounting principles. Additionally, Pannell Kerr Forster of Texas, P.C. conducts quarterly reviews of the Company's financial statements in accordance with Statement on Auditing Standards ("SAS") No. 100, "Interim Financial Information", as amended by SAS No. 90, "Audit Committee Communications".

     During the year ended December 31, 2005:

     o Pannell Kerr Forster of Texas, P.C., the Company's independent registered public accounting firm discussed with the Audit Committee issues required to be discussed by SAS No. 61, "Communications with Audit Committees", as amended by SAS No. 90. SAS No. 61, as amended by SAS No. 90, specifies that the discussion should involve management and include such matters as the consistency, clarity and completeness of accounting policies and disclosures.

     o The Audit Committee reviewed the Company's audited financial statements and met with both management and Pannell Kerr Forster of Texas, P.C. to discuss those financial statements. Management has represented to the Audit Committee that those financial statements were prepared in accordance with U.S. generally accepted accounting principles.

     o The Audit Committee discussed with Pannell Kerr Forster of Texas, P.C. the written disclosure and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." That Standard addresses the auditors' independence from the Company.

     o Based on its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005.

     Steven W. Cattron (Chairman)

     J. Darby Sere

     Steven C. Scheler

Compensation and Stock Option Committee

     The primary purpose of the Compensation and Stock Option Committee is to recommend to the Board of Directors compensation for officers of the Company and to administer the Company's Stock Option Plan. Messrs. Ewing and Raasch currently serve on the Committee. The Committee met one time during the year ended December 31, 2005.

     The Compensation and Stock Option Committee and the Board of Directors believe that the Executive Plan and the Middle Management Plan will help the Company employ and retain key executive officers and employees, who will in turn maximize the value of the Company's Common Stock.

     John B. Ewing, Jr. (Chairman)

     Steven W. Cattron

     J. Darby Sere

Nominating Committee

     The primary purpose of the Nominating Committee is to recommend to the Board of Directorscandidates to be nominated to serve on the Board of Directors. The Nominating Committee acts under the authority of the Nominating Committee Charter approved and adopted by the Board of Directors on March 22, 2006. The Nominating Committee Charter is available for review on the Company's website, WWW.GATEWAYENERGY.COM. Messrs. Raasch, Gundlefinger, and Ewing comprise the Nominating Committee, and each are independent from the Company as defined by Nasdaq listing standards.

     The Nominating Committee evaluates candidates for service on the Board of Directors based on the Policy Statement Regarding the Selection and Tenure for Board of Directors adopted by the Company on March 22, 2006 and incorporated into the Charter. Nominees are chosen for their ability to represent all of the shareholders, and for their character, judgment, fairness and overall ability. Desirable nominees bring valid business or professional knowledge and experience, preferably in the energy industry that can bear on the Company's strategies and deliberations.

     The Committee will consider candidates for nomination submitted by stockholders on the same basis as any other candidate submitted for consideration as a nominee. Stockholders who wish to submit a candidate for consideration by the Nominating Committee to serve on the Board of Directors beginning after the 2007 Annual Meeting of Stockholders must deliver the nomination in writing to the Secretary of the Corporation, Gateway Energy Corporation, 500 Dallas Street, Suite 2615, Houston, Texas 77002 no later than December 21, 2006. Such nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such nominee's written consent to being named in the proxy statement as a nominee and serving as a director if elected.

     John A. Raasch (Chairman)
     Chauncey J. Gundlefinger
     John B. Ewing

                                 CODE OF ETHICS

     The Company has adopted a Code of Ethics for all officers, directors and employees of the Company. It is available for inspection on the Company's website, www.gatewayenergy.com, or by mail free of charge by written request to:
Gateway Energy Corporation, Attention: Christopher M. Rasmussen, Chief Financial Officer, 500 Dallas Street, Suite 2615, Houston, Texas 77002. The Company intends to satisfy its disclosure requirements with respect to any amendment to, or waiver from, a provision of the Code of Ethics by posting such information on its Internet website.

            CONTACT THE GATEWAY ENERGY CORPORATION BOARD OF DIRECTORS

         Stockholders may direct questions or comments about accounting, internal accounting controls or auditing matters or other concerns to the Board of Directors by contacting the Board in either of the following ways:

              Write to the Board:                   Email the Board:
              ------------------                    ---------------

              GEC Board of Directors                DIRECTORS@GATEWAYENERGY.COM
              Gateway Energy Corporation
              500 Dallas, Suite 2615
              Houston, Texas 77002

     o Questions relating to accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.

     o    Other concerns will be referred to the Chairman of the Board.

     o All questions and comments will be received and processed by the Secretary or Assistant Secretary of the corporation.

     o Stockholders will receive a written acknowledgement from the Secretary or Assistant Secretary upon receipt of the stockholder's written question or comment.

     o    Stockholders can report their concerns anonymously or confidentially.

                             EXECUTIVE COMPENSATION

     For 2006, the Board of Directors and the Compensation and Stock Option Committee ("Compensation Committee") determined that the salary for Robert Panico, the CEO, would be increased 10% to approximately $140,000 and he would receive a discretionary bonus of $20,000 in recognition of the Company's results for 2005. Similarly, the Compensation Committee awarded Christopher M. Rasmussen, the CFO, a $10,000 bonus. The Compensation Committee intends to retain an executive compensation consultant in 2006 and may further review the total compensation packages, including equity incentive grants, for the Company's executive officers this year.

     Summary Compensation Table. Individual executive officer compensation presented below is for the last three completed fiscal years and includes base salary, certain expense allowances provided by the Company and matching contributions of the Company to its 401(k) Savings Plan. The following Summary Compensation Table includes compensation paid in cash.



======================================================================================================================
                                        Annual Compensation             Long-Term Compensation
                                                                   --------------------------------------
                                                                               Awards          Payouts
                                 ------------------------------------------------------------------------
 Name and                Year        Salary      Bonus  Other
 ---------               ----        ------             ------
 Principal Position                   ($)               Annual     Restricted   Securities       LTIP      All Other
 ------------------                              ($)   Compensat     Stock      Underlying      Payouts     Compen-
                                                         ion         Award(s)   Options/          ($)       sation
                                                          ($)         ($)         SAR's                      ($)
                                                                                  (#)
         (a)              (b)         (c)        (d)      (e)         (f)         (g)             (h)        (i)
----------------------------------------------------------------------------------------------------------------------
Robert Panico, CEO      12/31/05    74,200(1)   20,000   2,077         -           -               -          -
and President
----------------------------------------------------------------------------------------------------------------------
Christopher M.
Rasmussen
Chief Financial
Officer, Treasurer
and Secretary           12/31/05    44,688(2)   10,000    -            -           -              -           -
----------------------------------------------------------------------------------------------------------------------
John A. Raasch, CEO
and President           12/31/04      -   (3)     -       -            -           -              -           -
======================================================================================================================

     (1)  Represents compensation paid to Mr. Panico from May 26, 2005 until
          December 31, 2005.

     (2)  Represents compensation paid to Mr. Rasmussen from June 16, 2005 until
          December 31, 2005.

     (3) Mr. Raasch joined the Company November 1, 2004. Mr. Raasch did not receive compensation for his position as President and CEO.

Executive Employment Agreements

     On May 26, 2005, the Board of Directors of the Company announced that
Robert Panico had been elected as the Company's President and Chief Executive
Officer. Mr. Panico replaced John A. Raasch, a member of the Board, who had been acting as interim President and Chief Executive Officer of the Company since the resignation of the Company's prior President and Chief Executive Officer, Michael Fadden, in October 2004.

     In 2001 the Company entered into an employment agreement (the "Agreement") with Mr. Panico, which Agreement remains in force. The term of the Agreement, originally through October 31, 2004 was renewable for successive one year terms at the option of the Company. Under the Agreement, Mr. Panico's base salary shall be no less than $120,000 per year. In recognition of his added responsibilities, the Board has agreed to increase Mr. Panico's base salary to $127,200, on March 22, 2006, the Board of Directors and the Compensation and
Stock Option Committee determined that the salary of Mr. Panico be increased to approximately $140,000. The Agreement provides for severance benefits in the event that the Company terminates Mr. Panico's employment other than for cause, or if he resigns following adverse changes in the terms of his compensation or job responsibilities for a period of three years following a change in control of the Company.

     In the case of termination other than for cause where there is no change in control, these benefits would be calculated on (1) one year's base salary, or
(2) the base salary attributable to the remaining term of the Agreements, whichever is greater, plus any unpaid bonus attributable to the previous year of employment. If the termination occurs during a one-year renewal period of the Agreements, benefits would be calculated based on the base salary attributable to the remaining months of the one-year term, plus a pro-rata share of any cash bonus paid for the year of termination attributable to that portion of the year during which the Executive was employed.

     In the case of a change in control of the Company, these benefits would be calculated based on an amount equal to twice the sum of Mr. Panico's then annual base salary plus his average annual incentive bonus for the two years preceding such termination. The Company will continue to provide, at its expense, certain health and welfare benefits for a period up to four years, reduced by any such benefits obtained from subsequent employers.

     The Agreement contains a non-competition provision under which Mr. Panico is required not to engage in certain activities on behalf of competitors of the Company while employed by the Company and for a period of six months following termination.

                                      -7-



Option/SAR Grants for the year ended December 31, 2005

     No stock options or stock appreciation right ("SAR") grant were made to Mr.
Panico or Mr. Rasmussen during the year ended December 31, 2005.

Aggregated Option/SAR Exercises in the year ended December 31, 2005 and period-end Option/SAR Values

     The following table sets forth information with respect to unexercised options and SARs. No stock options were exercised during the year ended December
31, 2005.


=========================== =============== ================ =========================== ==============================
                                                                Number of securities       Value (1) of unexercised
                                                               underlying unexercised    in-the-money options/SARs at
                                                              options/SARs at December         December 31, 2005
                                                                      31, 2005
                                                             --------------------------- ------------------------------
                                Shares
           Name              acquired on         Value           Exercisable ("Ex")           Exercisable ("Ex")
                             exercise (#)    Realized ($)       Unexercisable ("Un")         Unexercisable ("Un")
           (a)                    (b)            (c)                      (d)                        (e)
--------------------------- --------------- ---------------- --------------------------- ------------------------------
Robert Panico (2)                 -               $-               163,333 ("Ex")             $   -    ("Ex")
                                                                    11,667 ("Un")                4,083 ("Un")

--------------------------- --------------- ---------------- --------------------------- ------------------------------
Christopher M.                    -               $-                  -    ("Ex")             $   -    ("Ex")
Rasmussen                                                             -    ("Un")                 -    ("Un")
=========================== =============== ================ =========================== ==============================


     (1) The value of the options was determined by using the average of the high and low price of the Company's Common Stock ($0.3500) on December
         31, 2005.

     (2) The 35,000 options granted in 1997 are fully vested but are not in-the-money. The 20,000 options granted in 1999 are fully vested and in-the-money. The 25,000 options granted in 2000 are fully vested and are in-the-money. The 30,000 options granted in 2001 are fully vested and are not in-the-money. The 30,000 options granted in 2002 are fully vested and are in-the-money. Of the 35,000 options granted in 2003, 23,333 are vested and are in-the-money.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of March 29, 2006 the following persons are known to the Company to be beneficial owners of more than five percent (5%) of the Company's voting Common
Stock. The following table sets forth information concerning the shares of Common Stock owned by those persons.

         ===================== ========================== =========================== ========================
          (1) Title of         (2) Name and address        (3) Amount and nature      (4) Percent of class (1)
               Class               of beneficial owner     of beneficial ownership
         --------------------- -------------------------- --------------------------- ------------------------
         Common Stock          John A. Raasch                   1,121,334 (2)                  6.55%
                               1960 Las Palmas # 138
                               Laughlin, NV  89029
         ===================== ========================== =========================== ========================


     (1) Based upon 17,130,937 shares of Common Stock outstanding as of December 31, 2005.

     (2) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (3) The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each director and nominee of the Company; (ii) each of the executive officers of the Company; and
          (iii) all directors and nominees and executive officers as a group.

                                      -8-



                                    Name                               No. of Shares           % (1)
         ------------------------------------------------------      ------------------    --------------

              Steven W. Cattron, Chairman                                   20,526 (2)          *

              John B. Ewing, Jr., Director                                  95,991 (3)          *

              John A. Raasch, Director                                   1,121,334 (4)         6.5%

              Chauncey J. Grundelfinger, Director                          430,526 (5)         2.5%

              Steven C. Scheler, Director                                  270,572 (6)         1.6%

              J. Darby Sere, Director                                       20,526 (7)          *

              Robert Panico, Director, Chief Executive                     166,677 (8)          *
                 Officer and President

              Christopher M. Rasmussen, Chief Financial                     15,000 (9)          *
                 Officer, Treasurer and Secretary

     All directors, officers and nominees as a group beneficially own 2,141,152 shares, including currently exercisable options or warrants, or 12.5% of the outstanding Common Stock as of December 31, 2005. (1)

     *    Indicates less than 1% ownership.

     (1) Based upon 17,130,937 shares of Common Stock outstanding as of December 31, 2005. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days upon exercise of stock options and shares or options owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers, directors and nominees as a group include the shares of Common Stock issuable upon presently exercisable stock options and any shares or options owned indirectly. However, the shares of Common
          Stock so issuable upon such exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

     (2) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (3) This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

     (4) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.
          This number of shares beneficially owned includes 533,000 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Raasch has beneficial ownership.
          This number of shares beneficially owned includes 22,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Raasch has shared beneficial ownership.

     (5) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (6) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (7) This number of shares beneficially owned includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

     (8) This number of shares beneficially owned includes 166,677 shares purchasable pursuant to currently exercisable options or warrants.
          This number of shares beneficially owned includes 3,344 shares held by members of the immediate family sharing the same household in which Mr. Panico has shared beneficial ownership.

     (9) All shares in this number are held by members of the immediate family sharing the same household in which Mr. Rasmussen has shared beneficial ownership.

                                      -9-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 2004, the Company agreed to pay to ADAC $24,000, in exchange for its consent to modify the terms of the Madisonville term loan, ratably over a twelve-month period beginning the earlier of the month following maturity of the Balloon Note or the month following ADAC's exercise of their option to prepay the Balloon Note as discussed in Note 3. The present value of this obligation at inception was $18,641, using an imputed interest rate of 10%, and is included in the amount payable to ADAC, with a corresponding amount capitalized to deferred loan costs on the accompanying balance sheet. This obligation was paid in full on August 31, 2005 from the proceeds of the Madisonville sale.

     Under the terms of the ADAC agreement, ADAC received, during the term of the Balloon Note, one-half of the price upside portion only, if any, of the monthly fee to be received by the Company pursuant to the Madisonville project agreements. Price upside payments made to ADAC during the year ended December 31, 2005 and 2004 totaled $109,087, and $140,351, respectively. In connection with the July 27, 2005 sale of certain Madisonville assets (see Note 3), ADAC exercised its right to a one-third ownership interest in the Madisonville Pipeline facilities and the Company, Gateway Pipeline, Gateway Processing and ADAC entered into an amendment to the ADAC Agreement whereby, in lieu of ADAC's exercise of its equity participation option, Gateway Pipeline's ten-inch transmission pipeline asset would be contributed into Gateway-ADAC Pipeline, L.L.C., a limited liability company that would be owned 66.67% by Gateway Pipeline and 33.33% by ADAC. Therefore, the minimum return guarantee was no longer an obligation of the Company and the amount accrued of $54,277 was written-off.

     Effective November 15, 2004, the Company and certain of its subsidiaries entered into a License Agreement with AER, ADAC, a Nebraska corporation and a wholly owned subsidiary of AER, and Elgin Holdings, LLC, a Texas limited liability company and a majority owned subsidiary of ADAC, for the joint participation and development of future high nitrogen natural gas projects in the Madisonville, Texas area. Charles A. Holtgraves, a former director of the Company, is Chairman of the Board, President and a director of AER, and Chairman of the Board, President and a director of ADAC, and a manager of Elgin Holdings. Approximately 60% of the stock of AER is owned indirectly by Mr. Holtgraves and his family members. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC Senior Series A Preferred Stock. Such preferred stock has a stated dividend rate equal to 66.67% of any Madisonville payments received by ADAC pursuant to the ADAC Agreement discussed above.

     In connection with the Gateway-ADAC Pipeline, L.L.C. partnership, the Company paid to ADAC $15,368 for distributable net income and has a distributable payable to ADAC in the amount of $5,283.

     The Company paid a consulting firm $10,736 of which an employee of such firm was related to the Company's Chief Financial Officer.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed Pannell Kerr Forster of Texas, P.C. ("PKF") as independent registered public accounting firm for the current year. Representatives from PKF are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and answer questions.

     Audit Fees

     For the year ended December 31, 2005, the Company expects to pay PKF aggregate fees of $77,500 for auditing the annual financial statements included in the Company's Form 10-KSB and reviewing the quarterly financial statements included in the Company's Forms 10-QSB.

     Tax Fees

     The Company did not pay any fees for financial information systems design and implementation. Relating to our year ended December 31, 2005, the Company expects to pay PKF fees of $24,000 for non-audit related services, primarily for preparation of federal and state income tax returns.

     All Other Fees

     The Company did not pay any fees for financial information systems design and implementation or for other non-audit related services. The Audit Committee of the Board of Directors is charged with approving in advance non-audit services proposed to be provided by PKF to ensure that such services do not compromise the accountants' independence from the Company.

                                 OTHER BUSINESS

     Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote in accordance with the instructions of the Board of Directors on such matters.

                                  ANNUAL REPORT

     The Company's Annual Report, including the Form 10-KSB for the year ended December 31, 2005, is being mailed to stockholders concurrently herewith. The Annual Report is not a part of the proxy solicitation material. Additional copies of the Annual Report which includes the Form 10-KSB for the year ended December 31, 2005, will be provided, without charge, upon written request from any stockholder to: Gateway Energy Corporation, Attention: Christopher M. Rasmussen, Chief Financial Officer, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

               COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

     Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.



                         STOCKHOLDER PROPOSALS FOR 2007

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meeting, consistent with regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement for the 2007 Annual Meeting must be received by the Company not later than December 15, 2006. Proposals should be directed to the attention of the Secretary, Gateway Energy Corporation, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

                                   APPENDIX A

                           GATEWAY ENERGY CORPORATION

                             AUDIT COMMITTEE CHARTER

                             Adopted March 22, 2006

     I.   PURPOSES

          The Audit Committee (the "Committee") shall assist the Board of Directors (the "Board") of Gateway Energy Corporation, a Delaware corporation (the "Company") in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company's financial reporting to any governmental or regulatory body, the public or other users thereof; (ii) the Company's systems of internal accounting and financial and disclosure controls;
(iii) the qualifications, engagement, compensation, independence and performance of the Company's independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the Company's legal and regulatory compliance; and (v) the preparation of the audit committee report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement, if necessary.

          In discharging its duties, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee's activities, including compensation of the Committee' counsel, independent auditors and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.

     II.  COMMITTEE MEMBERSHIP

          The Committee shall consist of three or more members of the Board, each of whom the Board has determined meet the independence requirements established by the Board and applicable laws and regulations. All members of the Committee shall, in the judgment of the Board, have the ability to read and understand fundamental financial statements, including the Company's balance sheet, statement of income and statement of cash flows. At least one member shall, in the judgment of the Board, be an "audit committee financial expert" as such term is defined under applicable SEC rules. Each member of the Committee shall be appointed and may be removed by the Board. The Chairman of the Committee shall be a member of the Committee, and shall be selected by and serve at the pleasure of, the Board. The Chairman of the Committee shall convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee's information needs. In the event the Board does not designate a Chairman, the Committee members may appoint their own Chairman by majority vote. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members. The Committee will keep written minutes on its meetings.

     III. COMMITTEE MEETINGS

          The Committee shall meet on a regularly scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet regularly with the internal auditor, if any, and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall establish its own schedule. Meetings of the Committee may be held telephonically and shall conform to the requirements of the Company's Bylaws regarding matters of procedure, including, without limitation, those regarding notice and quorum.

     IV.  KEY RESPONSIBILITIES

          The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management and the independent auditor have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work and it is not the duty or the responsibility of the Committee or its members to plan or conduct auditing or accounting reviews or procedures or otherwise determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP").

         The following responsibilities are set forth as a guide for fulfilling the Committee's purposes, with the understanding that the Committee's activities may diverge as appropriate given the circumstances. In particular, any of these activities relating to the conduct of the audit shall be applicable only for fiscal 2006 and thereafter and, to the extent these duties are related to rules and regulations of the SEC, the Public Company Accounting Oversight Board or other governmental agencies, they shall conform with the requirements thereof and be undertaken as such rules and regulations become applicable to the Company, if at all. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee's purposes or assigned by the Board from time to time:

          A. Oversee the Independent Auditors
             --------------------------------

              1. Select, appoint, evaluate (taking into account opinions of management and the internal auditors, if any, and include an evaluation of the lead audit partners(s)), compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee and will, in all respects, be accountable to the Committee;

              2. Review and approve the terms of the independent auditor's retention, engagement and scope of the annual audit, and pre-approve any audit-related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (with pre-approvals disclosed as appropriate in the Company's periodic public filings);

              3. On an annual basis: (i) review an Auditors' Statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented); and (ii) consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring continuing independence of the independent auditor, the Company should regularly rotate its independent auditor;

              4. Review and discuss with management, the independent auditor and the internal auditor, if any: (i) any significant findings during the year, including the status of previous audit recommendations; (ii) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work; (iii) any restrictions on the scope of activities or access to required information; (iv) any changes required in the scope of the audit plan; (v) the audit budget and staffing; and (vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

              5. Review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor.

          B.  Oversee Internal Audit, Internal Controls and Risk Management
              -------------------------------------------------------------

              1. Review and discuss with management, the independent auditor and the internal auditor, if any: (i) the adequacy of the Company's internal and disclosure controls and procedures, (including computerized information system disclosure controls and security), including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported; (ii) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and (iv) related findings and recommendations of management together with the independent auditor's attestation report;

              2. Review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company's underlying policies with respect to, risk assessment and risk management;

              3. Establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

              4. Receive regular reports from the internal auditor, if any, and consult with management about any changes with such personnel and their performance evaluations and compensation.

          C.   Oversee Financial Reporting
               ---------------------------

              1. Review and discuss with management and the independent auditor: (i) all critical accounting policies and practices used by the Company; (ii) any significant changes in Company accounting policies; (iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of alternative treatments and the treatment preferred by the accounting firm; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company's financial reports;

              2. Inquire as to the independent auditor's view of the accounting treatment related to significant new transactions or other significant impact on the Company's financial reports;

              3. Review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (i) Statement of Auditing Standards No. 61, including the auditor's responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (ii) Statement of Auditing Standards No. 90, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; and (iii) Statement of Auditing Standards No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;

              4. Review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company, including any "off-balance sheet arrangements," as such term is defined in Item 303 of Regulation S-B promulgated by the SEC;

              5. Review and discuss with the independent auditor: (i) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement; and (ii) any "management" or "internal control" letter issues, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of "unadjusted differences;"

              6. Review the Company's financial statements, including: (i) prior to public release, review and, as necessary, discuss with management and the independent auditor the Company's annual and quarterly financial statements to be filed with the SEC (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any certifications regarding the financial statements or the Company's internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company's senior executive and financial officers); and (ii) with respect to the independent auditor's annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company's system of internal accounting and financial controls, the appropriateness of the accounting principles used to and judgments made in the preparation of the Company's audited financial statements, and the quality of the Company's financial reports; (iii) meet separately and periodically with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditor; (iv) recommend to the Board whether to include the audited annual financial statements in the Company's Annual Report on Form 10-KSB to be filed with the SEC; and (v) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, reviewing such financial statements and any report, certification or opinion thereon provided by the independent auditor;

              7. In accordance with Section 404 of the Sarbanes-Oxley Act and to the extent applicable, at least annually, review a report by the independent auditor describing; (i) the firm's internal control procedures; (ii) to the extent required and in accordance with applicable rules and regulations, any material issues raised by the most recent internal control review of the firm, or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company (to be set out in a formal written statement); and

              8. Review periodically: (i) legal and regulatory matters that may have a material impact on the Company's financial statement; and (ii) the scope and effectiveness of compliance policies and programs.

          D.   Report and Evaluate
               -------------------

              1. Oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company's annual proxy statement, if any, stating whether the
                  Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, has recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-KSB for filing with the SEC;

              2. Review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate;

              3. Report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests; and

              4. Maintain minutes or other records of Committee meetings and activities.